UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 17, 2009

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


     Delaware                      1-15062                      13-4099534
     --------                      -------                      ----------
 (State or Other Jurisdiction  (Commission File Number)        (IRS Employer
  of Incorporation)                                         Identification No.)

                One Time Warner Center, New York, New York 10019
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                  (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
            (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

As previously reported, on January 8, 2008, Time Warner Inc., a Delaware corporation (the "Company" or "Time Warner"), entered into an unsecured credit agreement (the "Credit Agreement"), among the Company, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Fortis Capital Corp., as Co-Syndication Agents, and The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents, for a $2.0 billion three-year term loan facility (the "Term Facility"), which was fully drawn at the time of closing on January 8, 2008.

As previously reported, on March 12, 2009, Time Warner received approximately $9.25 billion as its portion of the special cash dividend (the "Special Dividend") paid by Time Warner Cable Inc. ("TWC") to its stockholders in connection with the separation of TWC from the Company.

On March 17, 2009, the Company used a portion of the proceeds it received from the Special Dividend to repay in full the $2.0 billion outstanding under the Term Facility plus accrued interest and terminated the Credit Agreement. The guarantees of Time Warner's obligations under the Term Facility provided by TW AOL Holdings Inc. and Historic TW Inc. ("Historic TW") and the guarantee of Historic TW's guarantee obligation provided by Turner Broadcasting System, Inc. were also terminated. The Term Facility would have matured on January 8, 2011. Time Warner did not incur any early termination or prepayment penalties in connection with the termination of the Term Facility.

Certain of the lenders under the Term Facility and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries for which they have received or will receive customary fees and expenses.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TIME WARNER INC.


                                      By: /s/ John K. Martin, Jr.
                                          ----------------------------------
                                          Name:  John K. Martin, Jr.
                                          Title: Executive Vice President
                                                 and Chief Financial Officer

  Date: March 18, 2009